No. W __________                                    VOID AFTER _________, 2007

                CHARITABLE BENEFIT WARRANT CERTIFICATE TO
                   PURCHASE ONE SHARE OF COMMON STOCK

                         IXION BIOTECHNOLOGY, INC.

           THIS WARRANT SUBJECT TO RESTRICTIONS ON TRANSFER


THIS CERTIFIES THAT, FOR VALUE RECEIVED


or registered assigns (the "Registered Holder") is the owner of the number of Charitable Benefit Warrants (the "Charitable Benefit Warrants") specified above. Charitable Benefit Warrants may not be resold and may only be transferred by gift to a charitable organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), which is excluded from the definition of a private foundation as referred to in Section 509(a) of the Code, which is eligible to receive tax-deductible contributions under Section 170 of the Code, and which has been approved by the Company ("Approved Qualified Charitable Organization"). At the date of this Certificate, the following Qualified Charitable Organizations have been approved by the
Company: the Juvenile Diabetes Foundation, the Joslin Diabetes Center, Inc., the American Kidney Foundation, the National Vulvodynia Association, the Crohn's & Colitis Foundation of America, the Cystic Fibrosis Foundation, the Oxalosis and Hyperoxaluria Foundation, the Mycological Society of America, the Intestinal Disease Foundation, the National Kidney Fund, the National Institute of Diabetes and Digestive and Kidney Diseases, the North American Mycological Society, the University of Florida Research Foundation, Inc., and Florida Cystic Fibrosis, Inc. A current list of Approved Qualified Charitable Organizations may be obtained at any time from the Company upon request.

     Each whole Charitable Benefit Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Charitable Benefit Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01, of Ixion Biotechnology, Inc., a Delaware corporation (the "Company"), during the exercise period set forth below upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of SunTrust Bank, Atlanta, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $20.00per share, subject to adjustment (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Charitable Benefit Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Charitable Benefit Warrant Agreement (the "Charitable Benefit Warrant Agreement"), dated _______________, 1997 [date of the Prospectus], between the Company and the Warrant Agent.

     In the event of certain contingencies provided for in the Charitable Benefit Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Charitable Benefit Warrant represented hereby are subject to modification or adjustment.

     Each Charitable Benefit Warrant represented hereby is exercisable at the option of a Registered Holder, but no fractional interests will be issued. An Approved Qualified Charitable Organization may exercise this Charitable Benefit Warrant at any time between the date hereof and the Expiration Date (as hereinafter defined). Any other Registered Holder which is not an Approved Qualified Charitable Organization may exercise this Charitable Benefit Warrant only between _____, 2006 [108 months after the date of the Prospectus] and the Expiration Date. In the case of the exercise of less than all the Charitable Benefit Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Charitable Benefit Warrants.

     The term "Expiration Date" means 5:30 p.m. (Atlanta time) on the date which is 120 months after November __, 1997 [date of the Prospectus]. If each such date shall in the State of Georgia be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:30 p.m. (Atlanta time) on the next following day which in the State of Georgia is not a holiday or a day on which banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Charitable Benefit Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available and the delivery of such securities is permitted under applicable state securities laws. The Company has covenanted and agreed that it will file a registration statement under the Act, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Charitable Benefit Warrants are outstanding, and deliver a prospectus which complies with
Section 10(a)(3) of the Act to the Registered Holder exercising this Charitable Benefit Warrant. This Charitable Benefit Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Charitable Benefit Warrants, each of such new Warrant Certificates to represent such number of Charitable Benefit Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Charitable Benefit Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Charitable Benefit Warrant Agreement.

     Prior to the exercise of any Charitable Benefit Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Charitable Benefit Warrant Agreement.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Charitable Benefit Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Charitable Benefit Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:____________________

                                      IXION BIOTECHNOLOGY, INC.

                                      By:___________________________________

                                      Printed Name:_________________________

(SEAL)                                Title:__________________________________


Attest:

By:_________________________________

Printed Name:________________________

Title:________________________________


COUNTERSIGNED:

SUNTRUST BANK, ATLANTA
As Warrant Agent


By:_____________________________________
     Authorized Officer

                                   SUBSCRIPTION FORM
                                   -----------------
                     THIS WARRANT MAY BE EXERCISED BY AN APPROVED
             QUALIFIED CHARITABLE ORGANIZATION AT ANY TIME AFTER THE DATE
                        HEREOF UNTIL THE EXPIRATION DATE.

            THIS WARRANT MAY BE EXERCISED BY ANY OTHER REGISTERED HOLDER
             WHICH IS NOT AN APPROVED QUALIFIED CHARITABLE ORGANIZATION
                ONLY BETWEEN ________, 2006, AND THE EXPIRATION DATE.

                       To Be Executed by the Registered Holder
                   in Order to Exercise Charitable Benefit Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise ________________________ Charitable Benefit Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Charitable Benefit Warrants, and requests that certificates for such securities shall be issued in the name of

                            PLEASE INSERT TAX ID NUMBER
                            OR OTHER IDENTIFYING NUMBER

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________
                       (please print or type name and address)

and be delivered to

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________
                       (please print or type name and address)

and if such number of Charitable Benefit Warrants shall not be all the Charitable Benefit Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Charitable Benefit Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated above.

                                   ASSIGNMENT

                     THIS WARRANT MAY ONLY BE TRANSFERRED TO
             AN APPROVED QUALIFIED CHARITABLE BENEFIT ORGANIZATION

                  To Be Executed by the Registered Holder
               in Order to Assign Charitable Benefit Warrants

     FOR VALUE RECEIVED, _______________________________, hereby sells, assigns and transfers unto the following Approved Qualified Charitable Benefit Organization



PLEASE INSERT TAX ID OR
OTHER IDENTIFYING NUMBER

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________

     _________________________________________________________________________
 (please print or type name and address)


____________ of the Charitable Benefit Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
_____________________________________ Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.



Dated:______________________                    X ____________________________


                         Signature Guaranteed

                    ________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.




A-5